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                                                             EXHIBIT 99.11




                       INDEPENDENT AUDITORS' CONSENT




The Board of Trustees
Crabbe Huson Funds:



We consent to the inclusion in Crabbe Huson Funds' Post-Effective Amendment No. 3 to the Registration Statement No. 33-64363 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 3 to the Registration Statement No. 811-7427 filed on Form N-1A under the Investment Company Act of 1940 of our report dated December 8, 1995, on the financial statements and financial highlights of the Crabbe Huson Funds (constituting the Oregon Tax-Free Fund (formerly the Oregon Municipal Bond Fund, Inc.), the Crabbe Huson Asset Allocation Fund, Inc., the Crabbe Huson Equity Fund, Inc., the Crabbe Huson Income Fund, Inc., the Crabbe Huson U.S. Government Income Fund, Inc., the Crabbe Huson U.S. Government Money Market Fund, Inc., and the Crabbe Huson Real Estate Investment Fund, Inc.) for the periods indicated therein, which report has been included in the Statement of Additional Information of the Crabbe Huson Funds.


We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Auditors" in the Statement of Additional Information.


                                         KPMG PEAT MARWICK LLP



Portland, Oregon
September 30, 1996                       /s/ KPMG Peat Marwick LLP